Exhibit 10.2

AMENDMENT TO

VERRICA PHARMACEUTICALS INC.

2024 INDUCEMENT PLAN

A. Verrica Pharmaceuticals Inc., a corporation organized under the laws of the State of Delaware, (the “Company”) established the Company’s 2024 Inducement Plan (the “Plan”);

B. The Plan currently provides for 2,000,000 shares of Common Stock to be reserved for issuance under the Plan; and

C. The Company now wishes to amend the Plan to increase the number of shares of Common Stock reserved for issuance under the Plan to an aggregate of 4,500,000 shares.

Effective immediately, the Plan is amended as follows:

1. The reference to “2,000,000 shares” in Section 3(a) of the Plan is hereby amended to reference “4,500,000 shares”.

2. In all other respects, the Plan will remain the same.

Exhibit 10.2

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed as of December 5, 2024.

VERRICA PHARMACEUTICALS INC.

By:	/s/ Jayson Rieger
Jayson Rieger
President and Chief Executive Officer